Exhibit 10.4

Ocular Therapeutix

Draft of 7/26/23

AMENDMENT #1 TO EMPLOYMENT AGREEMENT

This First Amendment (the “First Amendment”) to the Agreement (as defined below) is dated as of August 3, 2023 (the “Effective Date”), and entered into by and between Ocular Therapeutix, Inc., with offices at 24 Crosby Drive, Bedford, MA 01730 (hereinafter referred to as “Ocular”) and Steve Meyers with offices at 24 Crosby Drive, Bedford, MA 01730 (hereinafter referred to as “Employee”).

WHEREAS, Ocular and the Employee entered into that certain Employment Agreement effective as of January 27, 2023, (the “Agreement”); and

NOW, THEREFORE, Ocular and the Employee hereby consent and agree to amend the Agreement in accordance with the relevant terms and provisions thereof as follows:

1.	Section 4, Severance Compensation (i) shall be revised and replaced with the following language:

“If Executive’s termination occurs prior to or after the twelve (12) month period following a Corporate Change (the “Protected Period”), the Company shall continue to pay Executive’s base salary for twelve (12) months following Executive’s termination of employment in accordance with the Company’s payroll practice, beginning on the Payment Date; provided, that the first installment will include all amounts that otherwise would have been paid to Executive from the date Executive’s employment terminates through the Payment Date had the Release become effective on the date of termination. If Executive’s termination of employment occurs during the Protected Period, then, in lieu of the foregoing, the Company shall pay Executive eighteen (18) months of Executive’s base salary in a lump sum on the Payment Date.”

2.

This First Amendment constitutes an amendment to the Agreement. In the event the terms of this First Amendment conflict with any provision of the Agreement, the terms of this First Amendment shall control.

This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Ocular Therapeutix

Draft of 7/26/23

IN WITNESS WHEREOF, duly authorized representatives of Ocular and the Employee have duly executed this First Amendment to be effective as of the Effective Date.

Ocular Therapeutix, Inc.		Employee

By:	/s/ Donald Notman	By:	/s/ Steve Meyers
Name:	Donald Notman	Name:	Steve Meyers
Title:	Chief Financial Officer	Title:	SVP - Commercial

Dated:	8/3/2023	Dated:	8/2/2023